UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 11, 2013, Giga-tronics Incorporated reach agreement with Silicon Valley Bank on terms for a new credit facility. With an effective date of June 11, 2013 the new agreement increased the bank commitment from $2.0 million to $3.0 million. The maturity date of this agreement is April 15, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: June 17, 2013
By: /s/ STEVEN D. LANCE
Steven D. Lance
Vice President of Finance, Chief Financial Officer and Secretary